Exhibit 99.1

Popular, Inc. Announces Fourth Quarter Financial Results

  Net income of $137.4 million and adjusted net income of $98.3 million for the fourth quarter
  Net income of $895.3 million and adjusted net income of $374.8 million for the year ended December 31, 2015
  Net interest margin for the quarter of 4.42% and adjusted net interest margin of 4.39%, flat when compared to Q3 2015
  Credit Quality (excluding covered loans):
    Non-performing loans held-in-portfolio (NPLs) decreased by $33.1 million from Q3 2015; NPLs to loans ratio at 2.7% vs. 2.8% in Q3 2015;
    Net charge-offs (NCOs) were 1.48% of average loans held-in-portfolio vs. 0.83% in Q3 2015; NCOs increased by $36.6 million quarter over quarter;
    Allowance for loan losses of $502.9 million vs. $536.0 million in Q3 2015; Allowance for loan losses to loans held-in-portfolio at 2.25% vs. 2.38% in Q3 2015;
    Allowance for loan losses to NPLs at 83.6% vs. 84.4% in Q3 2015.
  Common Equity Tier 1 ratio of 16.21% and Tangible Book Value per Share of $42.18 at December 31, 2015

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--January 26, 2016--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported net income of $137.4 million and adjusted net income of $98.3 million for the quarter ended December 31, 2015, compared to net income of $85.6 million and an adjusted net income of $93.4 million for the quarter ended September 30, 2015.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: “In 2015 we achieved several key milestones such as the Doral transactions and the completion of the restructuring of our U.S. operations. At the same time, we consistently delivered strong financial results despite the continued weakness of the Puerto Rico economy. The reinstatement of the quarterly dividend on our common stock demonstrates our confidence in our capital position and our revenue generation capacity going forward."

Earnings Highlights

(Unaudited)	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-15	30-Sep-15	31-Dec-14	31-Dec-15	31-Dec-14
Net interest income	$352,500	$350,735	$326,861	$1,408,983	$945,072
Provision for loan losses	57,711	69,568	51,637	217,458	223,999
Provision (reversal) for loan losses - covered loans [1]	820	(2,890)	(3,646)	24,020	46,135
Net interest income after provision for loan losses	293,969	284,057	278,870	1,167,505	674,938
FDIC loss-share income (expense)	(4,359)	1,207	(18,693)	20,062	(103,024)
Other non-interest income	136,797	129,902	122,057	499,479	489,539
Operating expenses	305,808	306,897	330,006	1,288,221	1,193,684
Income (loss) from continuing operations before income tax	120,599	108,269	52,228	398,825	(132,231)
Income tax expense (benefit)	(16,827)	22,620	12,472	(495,172)	58,279
Income (loss) from continuing operations	137,426	85,649	39,756	893,997	(190,510)
(Loss) income from discontinued operations, net of tax	-	(9)	9,086	1,347	(122,980)
Net income (loss)	$137,426	$85,640	$48,842	$895,344	$(313,490)
Net income (loss) applicable to common stock	$136,495	$84,709	$47,911	$891,621	$(317,213)
Net income (loss) per common share from continuing operations - Basic	$1.32	$0.82	$0.38	$8.65	$(1.88)
Net income (loss) per common share from continuing operations - Diluted	$1.32	$0.82	$0.37	$8.64	$(1.88)
Net income (loss) per common share from discontinued operations - Basic	$-	$-	$0.09	$0.01	$(1.20)
Net income (loss) per common share from discontinued operations - Diluted	$-	$-	$0.09	$0.01	$(1.20)
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

Doral Bank Transaction

During the fourth quarter of 2015, retrospective adjustments were made to the estimated fair values of the assets acquired and liabilities assumed from the FDIC as receiver for Doral Bank, during the first quarter of 2015 (the “Doral Bank Transaction”), to reflect new information obtained during the measurement period that existed as of the acquisition date, as defined by U.S. GAAP. This process led to a lower fair value of the assets acquired and to a corresponding increase in goodwill.

Refer to the following table for details of the above mentioned retrospective adjustments.

	February 27, 2015	February 27, 2015
	As recasted[a]	As previously
(In thousands)		reported[b]	Change
Assets:
Loans	$1,518,574	$1,665,756	$(147,182)
Goodwill	163,097	41,633	121,464
Core deposit intangible	12,810	23,572	(10,762)
Receivable from the FDIC	480,137 [c]	441,721	38,416
Other assets	626,177	626,177	-
Total assets	$2,800,795	$2,798,859	$1,936

Liabilities:
Deposits	$2,203,391	$2,201,455	$1,936
Advances from the Federal Home Loan Bank	547,187	547,187	-
Other liabilities	50,217	50,217	-
Total liabilities	$2,800,795	$2,798,859	$1,936

[a] Amounts reported include retrospective adjustments during the measurement period, in accordance with U.S. GAAP, related to the Doral Bank Transaction.

[b] Amounts are presented as previously reported in the Form 10-Q as of September 30, 2015.

[c] Balances recasted include a reclassification of approximately $38.4 million of loans that were subsequently determined to be excluded from the Doral Bank Transaction and repurchased by the FDIC, to the Receivable from the FDIC.

The decline in the fair value of the loans is mainly attributed to higher estimated credit losses on the portfolio of taxi medallion loans acquired by BPNA, which had an unpaid principal balance of $248.6 million and a revised fair value of $154.9 million. This remeasurement resulted in a negative adjustment of approximately $76.9 million to this portfolio. The main factors that influenced the revised estimated credit losses included borrower concentration in the portfolio, review of collateral values and borrowers’ payment capacity after a more thorough due diligence process.

Adjusted results – Non GAAP

The following tables reflect the results of operations for the fourth and third quarters of 2015, with adjustments to exclude the impact of certain events.

	Quarter ended
(Unaudited)	31-Dec-15
(In thousands)	Actual Results (U.S. GAAP)	BPNA Reorganization [2]	Doral Transaction Remeasurement [3]	Bulk Loan Sale [4]	Impairment of Loans Under Proposed Portfolio Sale [5]	Reversal of DTA – U.S. Operations [6]	Adjusted Results (Non-GAAP)
Net interest income	$352,500	$-	$1,952	$-	$-	$-	$350,548
Provision for loan losses – non-covered loans	57,711	-	-	5,852	5,064	-	46,795
Provision (reversal) for loan losses – covered loans [1]	820	-	-	-	-	-	820
Net interest income after provision for loan losses	293,969	-	1,952	(5,852)	(5,064)	-	302,933
Mortgage banking activities	23,430	-	833	-	-	-	22,597
FDIC loss-share (expense) income	(4,359)	-	-	-	-		(4,359)
Other non-interest income	113,367	-	-	-	-	-	113,367
Total non-interest income	132,438	-	833	-	-	-	131,605
Personnel costs	119,221	-	-	-	-	-	119,221
Net occupancy expenses	20,616	-	-	-	-	-	20,616
Equipment expenses	16,035	-	-	-	-	-	16,035
Professional fees	77,854	-	-	-	-	-	77,854
Communications	6,759	-	-	-	-	-	6,759
Business promotion	15,162	-	-	-	-	-	15,162
Other real estate owned (OREO) expenses	9,997	-	-	-	-	-	9,997
Amortization of intangibles	2,522	-	(628)	-	-	-	3,150
Restructuring costs	1,004	1,004	-	-	-	-	-
Other operating expenses	36,638	-	-	-	-	-	36,638
Total operating expenses	305,808	1,004	(628)	-	-	-	305,432
Income before income tax	120,599	(1,004)	3,413	(5,852)	(5,064)	-	129,106
Income tax (benefit) expense	(16,827)	-	731	(2,282)	(1,975)	(44,103)	30,802
Net income	$137,426	$(1,004)	$2,682	$(3,570)	$(3,089)	$44,103	$98,304

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

[2] Represents restructuring charges associated with the reorganization of BPNA.

[3] Represents the impact of the fair value adjustments, identified during the remeasurement period as defined by U.S. GAAP, related to the Doral Bank Transaction. The remeasurement adjustments impacted the fair value of the loan portfolio, deposit premium and the core deposit intangible, all of which were recorded against goodwill. During the fourth quarter of 2015, the related amortization of the loan discounts, deposit premium and the core deposit intangible were adjusted to reflect the balance as if the revised estimates of fair value were applied as of the Doral Bank Transaction date.

[4] Represents the impact of a bulk sale of loans at the BPPR segment, which had a book value of approximately $34.4 million.

[5] Represents additional impairment based on the estimated fair value of loans in the Westernbank transaction, that the Corporation has the intent to sell and are subject to the ongoing arbitration with the FDIC.

[6] Represents the partial reversal of the valuation allowance of a portion of the deferred tax asset at the U.S. operations. Refer to additional details on the Income Taxes section of this earnings release.

	Quarter ended
(Unaudited)	30-Sep-15
(In thousands)	Actual Results (U.S. GAAP)	BPNA Reorganization [2]	Doral Transaction [3]	MSRs Acquired [4]	Impairment of Loans Under Proposed Portfolio Sale [5]	Adjusted Results (Non-GAAP)
Net interest income	$350,735	$-	$-	$-	$-	$350,735
Provision for loan losses	69,568	-	-	-	10,126	59,442
Provision (reversal) for loan losses – covered loans [1]	(2,890)	-	-	-	-	(2,890)
Net interest income after provision for loan losses	284,057	-	-	-	(10,126)	294,183
Mortgage banking activities	24,195	-	844	4,378	-	18,973
FDIC loss-share income	1,207	-	-	-	-	1,207
Other non-interest income	105,707	-	(10)	-	-	105,717
Total non-interest income	131,109	-	834	4,378	-	125,897
Personnel costs	120,863	-	806	-	-	120,057
Net occupancy expenses	21,277	-	1,151	-	-	20,126
Equipment expenses	14,739	-	-	-	-	14,739
Professional fees	77,154	-	3,599	-	-	73,555
Communications	6,058	-	-	-	-	6,058
Business promotion	12,325	-	100	-	-	12,225
Other real estate owned (OREO) expenses	7,686	-	-	-	-	7,686
Amortization of intangibles	3,512	-	-	-	-	3,512
Restructuring costs	481	481	-	-	-	-
Other operating expenses	42,802	-	-	-	-	42,802
Total operating expenses	306,897	481	5,656	-	-	300,760
Income from continuing operations before income tax	108,269	(481)	(4,822)	4,378	(10,126)	119,320
Income tax expense	22,620	-	(1,050)	1,707	(3,949)	25,912
Income from continuing operations	$85,649	$(481)	$(3,772)	$2,671	$(6,177)	$93,408
Income from discontinued operations, net of tax	$(9)	$(9)	$-	$-	$-	$-
Net income	$85,640	$(490)	$(3,772)	$2,671	$(6,177)	$93,408
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

[2] Represents restructuring charges associated with the reorganization of BPNA.

[3] Includes approximately $0.8 million of fees charged for loan servicing cost to the FDIC, personnel costs related to former Doral Bank employees retained on a temporary basis and incentive compensation for an aggregate of $0.8 million, building rent expense of Doral Bank’s administrative offices for $1.2 million and professional fees and business promotion expenses directly associated with the Doral Bank Transaction and systems conversion for $3.7 million.

[4] Represents the fair value of mortgage servicing rights acquired for a portfolio previously serviced by Doral Bank, for which the Corporation acted as a backup servicer, under a pre-existing contract.

[5] Represents impairment based on the estimated fair value of loans acquired in the Westernbank transaction, that the Corporation has the intent to sell and are subject to the ongoing arbitration with the FDIC.

	Quarters ended
(Unaudited)	Adjusted Results Non-GAAP
(In thousands)	31-Dec-15	30-Sep-15	Variance
Net interest income	$350,548	$350,735	$(187)
Provision for loan losses – non-covered loans	46,795	59,442	(12,647)
Provision (reversal) for loan losses – covered loans [1]	820	(2,890)	3,710
Net interest income after provision for loan losses	302,933	294,183	8,750
Mortgage banking activities	22,597	18,973	3,624
FDIC loss-share income (expense)	(4,359)	1,207	(5,566)
Other non-interest income	113,367	105,717	7,650
Total non-interest income	131,605	125,897	5,708
Personnel costs	119,221	120,057	(836)
Net occupancy expenses	20,616	20,126	490
Equipment expenses	16,035	14,739	1,296
Professional fees	77,854	73,555	4,299
Communications	6,759	6,058	701
Business promotion	15,162	12,225	2,937
Other real estate owned (OREO) expenses	9,997	7,686	2,311
Amortization of intangibles	3,150	3,512	(362)
Other operating expenses	36,638	42,802	(6,164)
Total operating expenses	305,432	300,760	4,672
Income from continuing operations before income tax	129,106	119,320	9,786
Income tax expense	30,802	25,912	4,890
Income from continuing operations	$98,304	$93,408	$4,896
Net income	$98,304	$93,408	$4,896
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss-sharing agreements.

Net interest income

For the quarter ended December 31 2015, the Corporation had net interest income of $352.5 million, compared to net interest income of $350.7 million for the previous quarter. The adjusted net interest income was $350.6 million, flat compared to the previous quarter. The net interest margin was 4.42% for the quarter. The adjusted net interest margin was 4.39%, also flat when compared to the previous quarter. Refer to the Adjusted Results – Non GAAP section for additional information on the adjusted net interest income.

The decrease of $0.1 million in the adjusted net interest income is mainly related to:

  Lower income from commercial loans by $2.2 million, or 19 basis points, mainly due to lower yields at BPPR and BPNA impacted by payoffs of public sector loans in BPPR and higher loan originations at lower rates in the U.S.
  Lower income from construction loans by $1.0 million, or 42 basis points, mainly at BPPR driven by past due interest recoveries recorded during the third quarter

These negative variances in net interest income were offset in part by:

  Higher income from mortgage loans by $1.8 million due to the reversal during the third quarter of 2015 of $3.8 million of income from FHA-guaranteed loans at BPPR as part of the Corporation’s review of its interest income accrual policy for this portfolio, partially offset by lower average volume of mortgages at both BPPR and BPNA
  Higher income from consumer loans by $0.4 million, mainly due to higher volume at BPNA as a result of its consumer loans acquisition strategy
  Higher income from the leasing portfolio by $0.6 million mainly due to higher volume at the BPPR segment
  Lower borrowing costs by $0.3 million due mainly to lower volume of repurchase agreements at the BPPR segment

BPPR’s net interest income amounted to $305.1 million for the quarter ended December 31, 2015. The adjusted net interest income was $304.3 million, a decrease of $0.5 million when compared to the previous quarter. The impact of lower income from commercial and construction loans was offset by higher income from mortgage loans and lower borrowing costs, as discussed above, and lower expense on equity indexed IRA accounts. Net interest margin was 4.82%. The adjusted net interest margin was 4.80%, an increase of 5 basis points compared to 4.75% for the previous quarter, mainly due to lower borrowing costs.

BPNA’s net interest income was $62.9 million. The adjusted net interest income was of $61.7 million, compared with $62.4 million for the previous quarter. The decrease of $0.7 million in the net interest income is mainly driven by lower yields in the commercial portfolio and lower volumes of mortgage loans, as discussed above, which was partially offset by higher income from consumer loans by $1.4 million. Also, higher interest expense on deposits by $1.3 million, mainly for higher volume of non-brokered client related time deposits, contributed to the decrease in net interest income. Net interest margin was 3.86%. The adjusted net interest margin was of 3.79% compared to 3.91% for the previous quarter, a decrease of 12 basis points, mainly due to lower yields from commercial loans and higher cost of interest bearing deposits.

Non-interest income

Non-interest income was $132.4 million for the fourth quarter of 2015, an increase of $1.3 million when compared with the third quarter of 2015. Excluding the impact of the transactions detailed in the Adjusted Results Non-GAAP tables above, non-interest income increased by $5.7 million when compared to the third quarter of 2015, driven primarily by the following:

  Higher other service fees by $10.8 million mostly due to higher annual contingent insurance commission revenues, including approximately $3.7 million from the portfolio acquired from the Doral insurance agency. Refer to Table F for a breakdown of other service fees.
  Higher mortgage banking activities by $3.6 million mainly due to lower losses on related derivatives. Refer to Table F for a breakdown of mortgage banking activities.

These increases were partially offset by:

  Unfavorable variance in adjustments to indemnity reserves by $2.8 million mostly due to higher provision for loans previously sold with credit recourse.
  Unfavorable variance in the FDIC loss-share income (expense) by $5.6 million mostly due to higher recoveries on assets to be shared with the FDIC under the recovery period by $6.0 million and lower mirror accounting on reimbursable expenses, partially offset by a positive variance in the fair value of the true-up payment obligation.

Refer to Table B for further details.

Financial Impact of the 2010 FDIC-Assisted Transaction

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-15	30-Sep-15	31-Dec-14	31-Dec-15	31-Dec-14

Income Statement
Interest income on WB loans	$47,870	$47,982	$61,285	$208,779	$293,610
Total FDIC loss-share (expense) income	(4,359)	1,207	(18,693)	20,062	(103,024)
Provision for loan losses	7,817	20,206	(3,646)	54,113	46,135
Total revenues less provision for loan losses	$35,694	$28,983	$46,238	$174,728	$144,451

Balance Sheet
Loans covered under loss-sharing agreements with FDIC	$646,115	$665,428	$2,542,662
FDIC loss-share asset	310,221	311,946	542,454
FDIC true-up payment obligation	119,745	122,527	129,304
See additional details on accounting for the 2010 FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses of $305.8 million for the quarter decreased by $1.1 million when compared with the third quarter of 2015. Excluding the impact of the transactions detailed in the Adjusted Results Non-GAAP tables above, operating expenses increased by $4.7 million compared to the third quarter of 2015, driven primarily by:

  Higher professional fees expense by $4.3 million mainly due to higher application processing and hosting expenses and the result of the recently enacted business-to-business sales tax in Puerto Rico.
  Higher business promotion expenses by $3.0 million mainly at BPPR due to higher advertising expense and higher customer affinities program expense.
  Higher OREO expenses by $2.3 million mainly due to higher commercial and construction write-downs at both BPPR and BPNA and higher mortgage write-downs at BPPR.
  Higher equipment expense by $1.3 million mainly due to software and maintenance expenses at BPPR.

These increases were partially offset by:

  Lower other operating expenses by $3.8 million mainly due to lower sundry losses from mortgage servicing at BPPR.
  Lower FDIC deposit insurance by $1.9 million due to improvements in the risk profile of the Corporation.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $14.4 million for the fourth quarter of 2015, compared with $12.7 million for the third quarter of 2015. The increase was principally due to higher OREO write-downs, as mentioned above.

Full-time equivalent employees were 7,810 as of December 31, 2015, compared with 7,840 as of September 30, 2015, and 7,752 as of December 31, 2014.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended December 31, 2015, the Corporation recorded an income tax benefit of $16.8 million, compared to an income tax expense of $22.6 million for the previous quarter. During the fourth quarter of 2015, the Corporation recorded a partial reversal of the valuation allowance on its deferred tax assets from the U.S. operations for approximately $44.1 million. This adjustment was incremental to the partial reversal of $544.9 million recorded during the second quarter of 2015 and was mainly related to a change in the estimate of the realizability of state and city deferred tax assets, as new information was considered after having completed the U.S. reorganization and the sources of income of the business acquired in connection with the Doral Bank Transaction. On an adjusted basis, the income tax expense for the fourth quarter of 2015 was $30.8 million, compared to $25.9 million for the previous quarter.

The effective income tax rate for the fourth quarter of 2015, on an adjusted basis, was 24%, compared to 22% for the previous quarter. The effective tax rate is impacted by the composition and source of the taxable income. In 2016, after taking effect for the partial deferred tax asset valuation reversal, the Corporation expects that the effective tax rate for the U.S. operations will be approximately 44%. Adjusting to an effective tax rate of 44% for the U.S. operations, and assuming the same earnings composition of this quarter, the adjusted effective income tax rate for the Corporation’s consolidated results for the fourth quarter of 2015 would have been 30%.

Credit Quality

Overall, the Corporation continued to exhibit a stable credit performance in a challenging operating environment given the continuing weakness in the Puerto Rico economy. During the fourth quarter of 2015, credit metrics were impacted by a few specific large borrowers and the bulk sale of commercial loans amounting to $34.4 million. The Corporation continues to closely monitor the performance of its portfolios and is focused in taking measures to minimize risks.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $86.7 million quarter over quarter, mainly driven by lower commercial inflows of $72.4 million and reduction of $8.6 million in NPL inflows at BPPR. The decrease in commercial inflows was impacted by the addition of a small number of large commercial loans in the BPPR segment in the third quarter of 2015, most significantly a $49.2 million credit relationship.
  Non-performing loans held-in-portfolio decreased by $33.1 million during the fourth quarter of 2015, mainly driven by lower commercial NPLs of $57.6 million, offset by higher consumer and mortgage NPLs of $17.0 million and $8.1 million, respectively. The commercial NPLs decrease was mainly driven by $31.1 million in charge-offs related to BPPR loans that were specifically reserved in prior periods, combined with the sale of loans with book value of $34.4 million, of which approximately $21.3 million were non-accruing. The aggregate write-down on the commercial loans bulk sale during the quarter was $7.9 million, of which $2.1 million was previously reserved. The consumer NPLs increase was related to one particular loan collateralized by Puerto Rico securities. At December 31, 2015, NPLs represented 2.7% of total loans held-in-portfolio, compared to 2.8% in September 30, 2015.
  Excluding the $7.9 million write-down related to the bulk sale of commercial loans, net charge-offs increased by $36.6 million from the third quarter of 2015, mostly driven by higher commercial NCOs of $33.7 million in BPPR. Commercial NCOs were impacted by $31.1 million in charge-offs related to five relationships for which reserves were recorded in prior periods. The ratio of net charge-off to average non-covered loans held-in-portfolio increased to 1.48% on an annualized basis from 0.83% in the third quarter of 2015. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses decreased by $33.1 million from the third quarter of 2015 to $502.9 million, primarily driven by the above mentioned charge-offs of commercial loans fully reserved in prior periods. The general and specific reserves related to non-covered loans totaled $384.8 million and $118.1 million, respectively, at quarter-end, compared with $379.2 million and $156.8 million, respectively, as of September 30, 2015. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.25% in the fourth quarter of 2015, compared to 2.38% in the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 83.6%, compared to 84.4% in the previous quarter.
  The provision for loan losses for the fourth quarter amounted to $57.7 million, decreasing by $11.9 million, as the previous quarter included $10.1 million impairment related to Westernbank loans the Corporation has the intent to sell. Excluding the $5.8 million provision impact related to the commercial loans sold and $5.1 million additional impairment on the Westernbank loans, the provision for the fourth quarter amounted to $46.8 million, compared to $59.5 million in the third quarter. The provision for the quarter decreased by $12.7 million as the third quarter considered incremental reserves related to certain large relationships. The provision to net charge-off ratio decreased to 69.6%, or 56.5% on an adjusted basis, from 150.2%, or 128.4% on an adjusted basis, in the third quarter of 2015. The decrease in the ratio was mostly due to the aforementioned $31.1 million in charge-offs of previously reserved commercial loans. Excluding this impact from the total net charge-off base, the provision for the fourth quarter represented 90.3% of net charge-offs.

Non-Performing Assets
(Unaudited)
(In thousands)	31-Dec-15	30-Sep-15	31-Dec-14
Total non-performing loans held-in-portfolio, excluding covered loans	$601,799	$634,902	$630,483
Non-performing loans held-for-sale	45,169	47,681	18,899
Other real estate owned (“OREO”), excluding covered OREO	155,231	155,826	135,500
Total non-performing assets, excluding covered assets	802,199	838,409	784,882
Covered loans and OREO	40,571	39,888	148,099
Total non-performing assets	$842,770	$878,297	$932,981
Net charge-offs for the quarter (excluding covered loans)	$82,870	$46,302	$50,187

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$22,346,115	$22,498,066	$19,404,451
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.69%	2.82%	3.25%
Allowance for loan losses to loans held-in-portfolio	2.25	2.38	2.68
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	83.57	84.42	82.43

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-15	30-Sep-15	31-Dec-14	31-Dec-15	31-Dec-14
Provision (reversal) for loan losses:
BPPR	$55,635	$68,755	$52,206	$216,832	$242,849
BPNA	2,076	813	(569)	626	(18,850)
Total provision for loan losses	$57,711	$69,568	$51,637	$217,458	$223,999
Provision (reversal) for loan losses - covered loans	820	(2,890)	(3,646)	24,020	46,135
Total provision for loan losses	$58,531	$66,678	$47,991	$241,478	$270,134

Credit Quality by Segment
(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Dec-15	30-Sep-15	31-Dec-14
Provision for loan losses	$55,635	$68,755	$52,206
Net charge-offs	82,011	47,245	52,523
Total non-performing loans held-in-portfolio, excluding covered loans	574,834	609,469	611,383
Allowance / non-covered loans held-in-portfolio	2.67%	2.83%	3.07%

	Quarters ended
BPNA	31-Dec-15	30-Sep-15	31-Dec-14
Provision (reversal) for loan losses	$2,076	$813	$(569)
Net charge-offs (recoveries)	859	(943)	(2,336)
Total non-performing loans held-in-portfolio	26,965	25,433	19,100
Allowance / non-covered loans held-in-portfolio	0.69%	0.68%	0.88%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-15	30-Sep-15	31-Dec-14
Money market, trading and investment securities	$8,587,894	$8,321,397	$7,541,148
Loans not covered under loss-sharing agreements with the FDIC	22,346,115	22,498,066	19,404,451
Loans covered under loss-sharing agreements with the FDIC	646,115	665,428	2,542,662
Total assets	35,769,534	35,530,794	33,096,695
Deposits	27,209,723	26,713,206	24,807,535
Borrowings	2,433,654	2,761,476	3,004,685
Liabilities from discontinued operations	1,815	1,800	5,064
Total liabilities	30,664,210	30,481,158	28,829,313
Stockholders’ equity	5,105,324	5,049,636	4,267,382

Total assets increased by $238.7 million from the third quarter of 2015 driven by:

  An increase of $562.1 million in investment securities available-for-sale mainly at BPPR mostly due to purchases of mortgage-backed agency pools and U.S. Treasury securities

This increase was partially offset by:

  A decrease of $228.5 million in money market investments principally due to a decrease in excess cash balance held with the Federal Reserve of $218.9 million at BPPR.
  A decrease of approximately $48.0 million in non-covered loans held-in-portfolio, excluding the impact of the Doral Bank Transaction remeasurement adjustments, mainly due to a decrease of mortgage loans principally at BPPR resulting from reduced origination activity, partially offset by an increase in commercial loan originations in the U.S.

Total liabilities increased by $183.0 million from the third quarter of 2015, driven by:

  An increase of $496.5 million in deposits principally in non-brokered time deposits at BPPR and BPNA and in checking accounts of both commercial and retail customers at BPPR, partially offset by a decline in brokered certificates of deposit mainly at BPPR. Refer to Table G for additional information on deposits.

This increase was partially offset by:

  A decrease of $323.6 million in federal funds purchased and assets sold under agreements to repurchase mainly due to a net decrease in repurchase agreements principally at BPPR.

Stockholders’ equity increased by approximately $55.7 million from the third quarter of 2015, mainly as a result of net income for the quarter of $137.4 million, net of a reduction of $15.5 million related to the quarterly cash dividend of $0.15 per share declared on the outstanding common stock and preferred dividends of $0.9 million, and an increase in accumulated other comprehensive loss of $67.1 million, principally due to higher unrealized losses on securities available-for-sale by $52.4 million and $16.0 million related to the adjustment of pension and postretirement benefit plans, net of tax.

Common equity tier-1 ratio and tangible book value per share were 16.21% and $42.18, respectively, at December 31, 2015 compared to 16.21% and $42.71 at September 30, 2015. The re-measurement of goodwill on the Doral Bank Transaction reduced tangible book value per share by $1.06. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Forward-Looking Statements

The information contained in this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause the Corporation's actual results to differ materially from any future results expressed or implied by such forward-looking statements. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2014, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 and our other filings with the SEC for a discussion of those factors that could impact our future results. Other than to the extent required by applicable law, the Corporation undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular will hold a conference call to discuss the financial results today Tuesday, January 26, 2016 at 10:00 a.m. Eastern Standard Time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, February 26, 2016. The replay dial in is 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10077993.

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Loans

Table P - Restructuring Charges

Table Q - Adjusted Consolidated Statement of Operations for the Years Ended December 31, 2015 and 2014 (Non-GAAP)

POPULAR, INC.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Years ended
	31-Dec-15	30-Sep-15	31-Dec-14	31-Dec-15	31-Dec-14
Basic EPS from continuing operations	$1.32	$0.82	$0.38	$8.65	$(1.88)
Basic EPS from discontinued operations	$-	$-	$0.09	$0.01	$(1.20)
Total Basic EPS	$1.32	$0.82	$0.47	$8.66	$(3.08)
Diluted EPS from continuing operations	$1.32	$0.82	$0.37	$8.64	$(1.88)
Diluted EPS from discontinued operations	$-	$-	$0.09	$0.01	$(1.20)
Total Diluted EPS	$1.32	$0.82	$0.46	$8.65	$(3.08)
Average common shares outstanding	103,098,249	102,969,214	102,859,416	102,967,186	102,848,792
Average common shares outstanding - assuming dilution	103,259,503	103,150,482	103,166,349	103,124,309	102,848,792
Common shares outstanding at end of period	103,618,976	103,556,285	103,476,847	103,618,976	103,476,847

Market value per common share	$28.34	$30.23	$34.05	$28.34	$34.05

Market capitalization - (In millions)	$2,937	$3,131	$3,523	$2,937	$3,523

Return on average assets	1.53%	0.95%	0.58%	2.54%	(0.89)%
	.
Return on average common equity	10.77%	6.79%	4.41%	19.16%	(7.04)%

Net interest margin [1]	4.39%	4.39%	4.70%	4.48%	4.67%

Common equity per share	$48.79	$48.28	$40.76	$48.79	$40.76

Tangible common book value per common share (non-GAAP)	$42.18	$42.71	$35.89	$42.18	$35.89

Tangible common equity to tangible assets (non-GAAP)	12.46%	12.65%	11.39%	12.46%	11.39%

Tier 1 capital [2]	16.21%	16.21%	18.13%	16.21%	18.13%

Total capital [2]	18.78%	18.78%	19.41%	18.78%	19.41%

Tier 1 leverage [2]	11.82%	11.75%	11.94%	11.82%	11.94%

Common equity to Tier 1 capital [2]	16.21%	16.21%	15.89%	16.21%	15.89%

[1] Not on a taxable equivalent basis. For the quarter ended December 31, 2015 excludes the impact of $1.9 million of Doral fair value remeasurement adjustment. U.S. GAAP net interest margin was 4.42% for the fourth quarter, compared with 4.39% for the previous quarter. For the quarter ended December 31, 2014 excludes the impact of $18.6 million fees related to repos refinancing at BPNA. U.S. GAAP net interest margin was 4.45% for the fourth quarter of 2014. For the year ended December 31, 2014, excludes the impact of $39.2 million and $414.1 million, respectively, related to repos refinancing at BPNA and the accelerated amortization of the TARP discount. The U.S. GAAP net interest margin was 3.16% for the year ended December 31, 2014. Refer to Tables D & E for reconciliation.

[2] Ratios for the quarters ending December 31, 2015 and September 30, 2015 were calculated based on Basel III Rules, while ratios for the previous periods were calculated based on the then applicable Basel I rules. Capital ratios for the current quarter are preliminary.

POPULAR, INC.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Years ended
(In thousands, except per share information)	31-Dec-15	30-Sep-15	Q4 2015 vs. Q3 2015	31-Dec-14	Q4 2015 vs. Q4 2014	31-Dec-15	31-Dec-14
Interest income:
Loans	$364,484	$364,458	$26	$357,570	$6,914	$1,458,706	$1,478,750
Money market investments	1,949	2,003	(54)	1,113	836	7,243	4,224
Investment securities	32,795	31,671	1,124	30,361	2,434	126,064	132,631
Trading account securities	2,129	3,150	(1,021)	2,891	(762)	11,001	17,938
Total interest income	401,357	401,282	75	391,935	9,422	1,603,014	1,633,543
Interest expense:
Deposits	27,054	28,357	(1,303)	25,473	1,581	107,533	105,087
Short-term borrowings	1,693	2,222	(529)	20,489	(18,796)	7,512	67,376
Long-term debt	20,110	19,968	142	19,112	998	78,986	516,008
Total interest expense	48,857	50,547	(1,690)	65,074	(16,217)	194,031	688,471
Net interest income	352,500	350,735	1,765	326,861	25,639	1,408,983	945,072
Provision for loan losses - non-covered loans	57,711	69,568	(11,857)	51,637	6,074	217,458	223,999
Provision (reversal) for loan losses - covered loans	820	(2,890)	3,710	(3,646)	4,466	24,020	46,135
Net interest income after provision for loan losses	293,969	284,057	9,912	278,870	15,099	1,167,505	674,938
Service charges on deposit accounts	39,993	40,960	(967)	39,456	537	160,108	158,637
Other service fees	66,928	56,115	10,813	61,140	5,788	236,090	225,265
Mortgage banking activities	23,430	24,195	(765)	8,747	14,683	81,802	30,615
Net gain (loss) and valuation adjustments on investment securities	-	136	(136)	893	(893)	141	(870)
Other-than-temporary impairment losses on investment securities	-	-	-	-	-	(14,445)	-
Trading account (loss) profit	(1,631)	(398)	(1,233)	586	(2,217)	(4,723)	4,358
Net (loss) gain on sale of loans, including valuation adjustments on loans held-for-sale	(60)	-	(60)	10,946	(11,006)	542	40,591
Adjustments (expense) to indemnity reserves on loans sold	(8,647)	(5,874)	(2,773)	(13,348)	4,701	(18,628)	(40,629)
FDIC loss-share (expense) income	(4,359)	1,207	(5,566)	(18,693)	14,334	20,062	(103,024)
Other operating income	16,784	14,768	2,016	13,637	3,147	58,592	71,572
Total non-interest income	132,438	131,109	1,329	103,364	29,074	519,541	386,515
Operating expenses:
Personnel costs
Salaries	77,578	78,193	(615)	71,899	5,679	304,618	281,252
Commissions, incentives and other bonuses	18,015	18,618	(603)	18,439	(424)	79,305	59,138
Pension, postretirement and medical insurance	10,393	12,578	(2,185)	6,901	3,492	44,059	32,416
Other personnel costs, including payroll taxes	13,235	11,474	1,761	13,497	(262)	49,537	45,873
Total personnel costs	119,221	120,863	(1,642)	110,736	8,485	477,519	418,679
Net occupancy expenses	20,616	21,277	(661)	23,877	(3,261)	86,888	86,707
Equipment expenses	16,035	14,739	1,296	13,091	2,944	60,110	48,917
Other taxes	10,159	9,951	208	14,343	(4,184)	39,797	56,918
Professional fees	77,854	77,154	700	80,383	(2,529)	308,985	282,055
Communications	6,759	6,058	701	6,119	640	25,146	25,684
Business promotion	15,162	12,325	2,837	13,530	1,632	52,076	54,016
FDIC deposit insurance	5,386	7,300	(1,914)	9,338	(3,952)	27,626	40,307
Loss on early extinguishment of debt	-	-	-	532	(532)	-	532
Other real estate owned (OREO) expenses	9,997	7,686	2,311	20,016	(10,019)	85,568	49,611
Credit and debit card processing, volume, interchange and other expenses	5,822	6,449	(627)	5,093	729	22,854	21,588
Other operating expenses	15,271	19,102	(3,831)	17,004	(1,733)	72,221	73,785
Amortization of intangibles	2,522	3,512	(990)	2,083	439	11,019	8,160
Restructuring costs	1,004	481	523	13,861	(12,857)	18,412	26,725
Total operating expenses	305,808	306,897	(1,089)	330,006	(24,198)	1,288,221	1,193,684
Income (loss) from continuing operations before income tax	120,599	108,269	12,330	52,228	68,371	398,825	(132,231)
Income tax (benefit) expense	(16,827)	22,620	(39,447)	12,472	(29,299)	(495,172)	58,279
Income (loss) from continuing operations	137,426	85,649	51,777	39,756	97,670	893,997	(190,510)
(Loss) income from discontinued operations, net of tax	-	(9)	9	9,086	(9,086)	1,347	(122,980)
Net income (loss)	$137,426	$85,640	$51,786	$48,842	$88,584	$895,344	$(313,490)
Net income (loss) applicable to common stock	$136,495	$84,709	$51,786	$47,911	$88,584	$891,621	$(317,213)
Net income (loss) per common share - basic:
Net income (loss) from continuing operations	$1.32	$0.82	$0.50	$0.38	$0.94	$8.65	$(1.88)
Net income (loss) from discontinued operations	-	-	-	0.09	(0.09)	0.01	(1.20)
Net income (loss) per common share - basic	$1.32	$0.82	$0.50	$0.47	$0.85	$8.66	$(3.08)
Net income (loss) per common share - diluted:
Net income (loss) from continuing operations	$1.32	$0.82	$0.50	$0.37	$0.95	$8.64	$(1.88)
Net income (loss) from discontinued operations	-	-	-	0.09	(0.09)	0.01	(1.20)
Net income (loss) per common share - diluted	$1.32	$0.82	$0.50	$0.46	$0.86	$8.65	$(3.08)
Dividends Declared per Common Share	$0.15	$0.15	$-	$-	$0.15	$0.30	$-

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q4 2015 vs.
(In thousands)	31-Dec-15	30-Sep-15	31-Dec-14	Q3 2015
Assets:
Cash and due from banks	$363,674	$320,555	$381,095	$43,119
Money market investments	2,180,092	2,408,571	1,822,386	(228,479)
Trading account securities, at fair value	71,659	137,943	138,527	(66,284)
Investment securities available-for-sale, at fair value	6,062,992	5,500,931	5,315,159	562,061
Investment securities held-to-maturity, at amortized cost	100,903	100,295	103,170	608
Other investment securities, at lower of cost or realizable value	172,248	173,657	161,906	(1,409)
Loans held-for-sale, at lower of cost or fair value	137,000	171,019	106,104	(34,019)
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	22,453,813	22,601,271	19,498,286	(147,458)
Loans covered under loss-sharing agreements with the FDIC	646,115	665,428	2,542,662	(19,313)
Less: Unearned income	107,698	103,205	93,835	4,493
Allowance for loan losses	537,111	570,514	601,792	(33,403)
Total loans held-in-portfolio, net	22,455,119	22,592,980	21,345,321	(137,861)
FDIC loss-share asset	310,221	311,946	542,454	(1,725)
Premises and equipment, net	502,611	495,103	494,581	7,508
Other real estate not covered under loss-sharing agreements with the FDIC	155,231	155,826	135,500	(595)
Other real estate covered under loss-sharing agreements with the FDIC	36,685	35,701	130,266	984
Accrued income receivable	124,234	118,044	121,818	6,190
Mortgage servicing assets, at fair value	211,405	210,851	148,694	554
Other assets	2,200,963	2,221,054	1,646,443	(20,091)
Goodwill	626,388	504,925	465,676	121,463
Other intangible assets	58,109	71,393	37,595	(13,284)
Total assets	$35,769,534	$35,530,794	$33,096,695	$238,740
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$6,401,515	$6,070,719	$5,783,748	$330,796
Interest bearing	20,808,208	20,642,487	19,023,787	165,721
Total deposits	27,209,723	26,713,206	24,807,535	496,517
Federal funds purchased and assets sold under agreements to repurchase	762,145	1,085,765	1,271,657	(323,620)
Other short-term borrowings	1,200	1,200	21,200	-
Notes payable	1,670,309	1,674,511	1,711,828	(4,202)
Other liabilities	1,019,018	1,004,676	1,012,029	14,342
Liabilities from discontinued operations	1,815	1,800	5,064	15
Total liabilities	30,664,210	30,481,158	28,829,313	183,052
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,038	1,037	1,036	1
Surplus	4,229,156	4,200,805	4,196,458	28,351
Retained earnings	1,087,957	993,309	253,717	94,648
Treasury stock	(6,101)	(5,869)	(4,117)	(232)
Accumulated other comprehensive loss	(256,886)	(189,806)	(229,872)	(67,080)
Total stockholders’ equity	5,105,324	5,049,636	4,267,382	55,688
Total liabilities and stockholders’ equity	$35,769,534	$35,530,794	$33,096,695	$238,740

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	31-Dec-15			30-Sep-15			31-Dec-14			Q4 2015 vs. Q3 2015			Q4 2015 vs. Q4 2014
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$8,602	$36.9	1.71%	$8,667	$36.8	1.70%	$7,220	$34.4	1.90%	($65)	$0.1	0.01%	$1,382	$2.5	(0.19)%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	8,936	107.4	4.77	8,769	109.6	4.96	8,219	101.9	4.92	167	(2.2)	(0.19)	717	5.5	(0.15)
Construction	662	9.8	5.88	681	10.8	6.30	233	3.8	6.41	(19)	(1.0)	(0.42)	429	6.0	(0.53)
Mortgage	6,947	90.6	5.22	7,072	88.8	5.02	6,538	84.1	5.15	(125)	1.8	0.20	409	6.5	0.07
Consumer	3,819	97.6	10.13	3,811	97.2	10.12	3,884	96.6	9.86	8	0.4	0.01	(65)	1.0	0.27
Lease financing	611	10.6	6.97	594	10.0	6.75	555	9.9	7.11	17	0.6	0.22	56	0.7	(0.14)
Total loans (excluding WB loans)	20,975	316.0	5.99	20,927	316.4	6.02	19,429	296.3	6.07	48	(0.4)	(0.03)	1,546	19.7	(0.08)
WB loans	2,156	47.9	8.82	2,221	48.0	8.59	2,615	61.3	9.31	(65)	(0.1)	0.23	(459)	(13.4)	(0.49)
Total loans	23,131	363.9	6.26	23,148	364.4	6.26	22,044	357.6	6.45	(17)	(0.5)	-	1,087	6.3	(0.19)
Total interest earning assets	31,733	$400.8	5.02%	31,815	$401.2	5.02%	29,264	$392.0	5.33%	(82)	($0.4)	-%	2,469	$8.8	(0.31)%
Allowance for loan losses	(573)			(559)			(618)			(14)			45
Other non-interest earning assets	4,416			4,584			4,171			(168)			245
Assets from discontinued operations	-			-			491			-			(491)
Total average assets	$35,576			$35,840			$33,308			$(264)			$2,268

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,547	$5.1	0.36%	$5,742	$4.9	0.34%	$4,788	$4.0	0.33%	$(195)	$0.2	0.02%	$759	$1.1	0.03%
Savings	7,119	4.1	0.23	7,055	4.1	0.23	6,788	3.8	0.22	64	-	-	331	0.3	0.01
Time deposits	8,192	19.2	0.93	8,158	19.4	0.94	7,409	17.7	0.95	34	(0.2)	(0.01)	783	1.5	(0.02)
Total interest bearing deposits	20,858	28.4	0.54	20,955	28.4	0.54	18,985	25.5	0.53	(97)	-	-	1,873	2.9	0.01
Borrowings[1]	2,439	21.8	3.57	2,861	22.1	3.09	2,992	21.0	2.80	(422)	(0.3)	0.48	(553)	0.8	0.77
Total interest bearing liabilities	23,297	50.2	0.86	23,816	50.5	0.84	21,977	46.5	0.84	(519)	(0.3)	0.02	1,320	3.7	0.02
Net interest spread			4.16%			4.18%			4.49%			(0.02)%			(0.33)%
Non-interest bearing deposits	6,246			6,144			5,636			102			610
Other liabilities	953			876			849			77			104
Liabilities from discontinued operations	2			2			486			-			(484)
Stockholders' equity	5,078			5,002			4,360			76			718
Total average liabilities and stockholders' equity	$35,576			$35,840			$33,308			$(264)			$2,268

Adjusted net interest income / margin non-taxable equivalent basis		$350.6	4.39%		$350.7	4.39%		$345.5	4.70%		($0.1)	-%		$5.1	(0.31)%
Doral fair value remeasurement adjustment		1.9			-			-			1.9			1.9
Impact of fees related to repos refinancing		-			-			18.6			-			(18.6)
Net interest income / margin non-taxable equivalent basis		$352.5	4.42%		$350.7	4.39%		$326.9	4.45%		$1.8	0.03%		$25.6	(0.03)%

(1) Borrowing expense for the fourth quarter of 2014, including the fees related to repos financing, was 5.27%.

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Year ended			Year ended
	31-Dec-15			31-Dec-14			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$8,406	$144.3	1.72%	$7,530	$154.8	2.06%	$876	($10.5)	(0.34)%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	8,705	424.8	4.88	8,347	404.4	4.85	358	20.4	0.03
Construction	616	36.7	5.96	199	13.5	6.78	417	23.2	(0.82)
Mortgage	6,978	360.4	5.16	6,641	340.4	5.12	337	20.0	0.04
Consumer	3,824	387.2	10.13	3,861	386.7	10.01	(37)	0.5	0.12
Lease financing	589	40.8	6.91	548	40.1	7.33	41	0.7	(0.42)
Total loans (excluding WB loans)	20,712	1,249.9	6.03	19,596	1,185.1	6.05	1,116	64.8	(0.02)
WB loans	2,333	208.8	8.95	2,771	293.6	10.60	(438)	(84.8)	(1.65)
Total loans	23,045	1,458.7	6.33	22,367	1,478.7	6.61	678	(20.0)	(0.28)
Total interest earning assets	31,451	$1,603.0	5.10%	29,897	$1,633.5	5.46%	1,554	($30.5)	(0.36)%
Allowance for loan losses	(585)			(623)			38
Other non-interest earning assets	4,320			4,466			(146)
Assets from discontinued operations	-			1,442			(1,442)
Total average assets	$35,186			$35,182			$4

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,447	$19.0	0.35%	$4,824	$15.5	0.32%	$623	$3.5	0.03%
Savings	7,027	16.2	0.23	6,733	14.7	0.22	294	1.5	0.01
Time deposits	8,158	72.3	0.89	7,556	74.9	0.99	602	(2.6)	(0.10)
Total interest bearing deposits	20,632	107.5	0.52	19,113	105.1	0.55	1,519	2.4	(0.03)
Borrowings [1]	2,757	86.5	3.14	3,514	130.0	3.70	(757)	(43.5)	(0.56)
Total interest bearing liabilities	23,389	194.0	0.83	22,627	235.1	1.04	762	(41.1)	(0.21)
Net interest spread			4.27%			4.42%			(0.15)%
Non-interest bearing deposits	6,147			5,534			613
Other liabilities	944			879			65
Liabilities from discontinued operations	2			1,586			(1,584)
Stockholders' equity	4,704			4,556			148
Total average liabilities and stockholders' equity	$35,186			$35,182			$4

Adjusted net interest income / margin non-taxable equivalent basis		$1,409.0	4.48%		$1,398.4	4.67%		$10.6	(0.19)%
Impact of fees related to repos refinancing		-			39.2			(39.2)
Accelerated amortization TARP discount and related deferred costs		-			414.1			(414.1)
Net interest income / margin non-taxable equivalent basis		$1,409.0	4.48%		$945.1	3.16%		$463.9	1.32%

(1) Borrowing expense for 2014 including the fees related to repo refinancing and the impact of the accelerated TARP amortization was 16.60%.

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q4 2015 vs.	Q4 2015 vs.	Years ended		Variance
(In thousands)	31-Dec-15	30-Sep-15	31-Dec-14	Q3 2015	Q4 2014	31-Dec-15	31-Dec-14	2015 vs. 2014
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$15,504	$17,020	$9,364	$(1,516)	$6,140	$59,461	$41,761	$17,700
Mortgage servicing rights fair value adjustments	(2,096)	1,038	(6,259)	(3,134)	4,163	(7,904)	(24,683)	16,779
Total mortgage servicing fees, net of fair value adjustments	13,408	18,058	3,105	(4,650)	10,303	51,557	17,078	34,479
Net gain on sale of loans, including valuation on loans held-for-sale	10,337	9,698	8,382	639	1,955	35,336	31,213	4,123
Trading account loss:
Unrealized gains (losses) on outstanding derivative positions	27	(69)	(1)	96	28	17	(726)	743
Realized (losses) gains on closed derivative positions	(342)	(3,492)	(2,739)	3,150	2,397	(5,108)	(16,950)	11,842
Total trading account loss	(315)	(3,561)	(2,740)	3,246	2,425	(5,091)	(17,676)	12,585
Total mortgage banking activities	$23,430	$24,195	$8,747	$(765)	$14,683	$81,802	$30,615	$51,187

Other Service Fees				Variance
	Quarters ended			Q4 2015 vs.	Q4 2015 vs.	Years ended		Variance
(In thousands)	31-Dec-15	30-Sep-15	31-Dec-14	Q3 2015	Q4 2014	31-Dec-15	31-Dec-14	2015 vs. 2014
Other service fees:
Debit card fees	$11,768	$11,288	$10,929	$480	$839	$46,176	$43,146	$3,030
Insurance fees	23,813	14,517	17,711	9,296	6,102	63,976	54,158	9,818
Credit card fees	17,528	16,879	17,493	649	35	68,166	67,639	527
Sale and administration of investment products	5,578	5,737	7,193	(159)	(1,615)	23,846	27,711	(3,865)
Trust fees	4,947	4,403	4,469	544	478	18,866	18,209	657
Other fees	3,294	3,291	3,345	3	(51)	15,060	14,402	658
Total other service fees	$66,928	$56,115	$61,140	$10,813	$5,788	$236,090	$225,265	$10,825

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	31-Dec-15	30-Sep-15	31-Dec-14	Q4 2015 vs. Q3 2015	Q4 2015 vs. Q4 2014
Loans not covered under FDIC loss-sharing agreements:
Commercial	$10,099,163	$10,130,424	$8,134,267	$(31,261)	$1,964,896
Construction	681,106	692,492	251,820	(11,386)	429,286
Legacy [1]	64,436	67,974	80,818	(3,538)	(16,382)
Lease financing	627,650	606,927	564,389	20,723	63,261
Mortgage	7,036,081	7,165,479	6,502,886	(129,398)	533,195
Consumer	3,837,679	3,834,770	3,870,271	2,909	(32,592)
Total non-covered loans held-in-portfolio	$22,346,115	$22,498,066	$19,404,451	$(151,951)	$2,941,664
Loans covered under FDIC loss-sharing agreements	646,115	665,428	2,542,662	(19,313)	(1,896,547)
Total loans held-in-portfolio	$22,992,230	$23,163,494	$21,947,113	$(171,264)	$1,045,117
Loans held-for-sale:
Commercial	$45,074	$47,447	$309	$(2,373)	$44,765
Construction	95	10	-	85	95
Legacy [1]	-	-	319	-	(319)
Mortgage	91,831	123,562	100,166	(31,731)	(8,335)
Consumer	-	-	5,310	-	(5,310)
Total loans held-for-sale	$137,000	$171,019	$106,104	$(34,019)	$30,896
Total loans	$23,129,230	$23,334,513	$22,053,217	$(205,283)	$1,076,013
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

Deposits - Ending Balances
				Variance
(In thousands)	31-Dec-15	30-Sep-15	31-Dec-14	Q4 2015 vs. Q3 2015	Q4 2015 vs. Q4 2014
Demand deposits [1]	$7,221,238	$7,027,672	$6,606,060	$193,566	$615,178
Savings, NOW and money market deposits (non-brokered)	11,440,693	11,178,357	10,320,782	262,336	1,119,911
Savings, NOW and money market deposits (brokered)	382,424	405,903	406,248	(23,479)	(23,824)
Time deposits (non-brokered)	7,274,157	6,870,816	5,960,401	403,341	1,313,756
Time deposits (brokered CDs)	891,211	1,230,458	1,514,044	(339,247)	(622,833)
Total deposits	$27,209,723	$26,713,206	$24,807,535	$496,517	$2,402,188
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	31-Dec-15	As a % of loans HIP by category	30-Sep-15	As a % of loans HIP by category	31-Dec-14	As a % of loans HIP by category	Q4 2015 vs. Q3 2015	Q4 2015 vs. Q4 2014
Non-accrual loans:
Commercial	$181,816	1.8%	$239,397	2.4%	$260,225	3.2%	$(57,581)	$(78,409)
Construction	3,550	0.5	3,605	0.5	13,812	5.5	(55)	(10,262)
Legacy [1]	3,649	5.7	4,059	6.0	1,545	1.9	(410)	2,104
Lease financing	3,009	0.5	3,091	0.5	3,102	0.5	(82)	(93)
Mortgage	351,471	5.0	343,410	4.8	304,913	4.7	8,061	46,558
Consumer	58,304	1.5	41,340	1.1	46,886	1.2	16,964	11,418
Total non-performing loans held-in-portfolio, excluding covered loans	601,799	2.7%	634,902	2.8%	630,483	3.3%	(33,103)	(28,684)
Non-performing loans held-for-sale [2]	45,169		47,681		18,899		(2,512)	26,270
Other real estate owned (“OREO”), excluding covered OREO	155,231		155,826		135,500		(595)	19,731
Total non-performing assets, excluding covered assets	802,199		838,409		784,882		(36,210)	17,317
Covered loans and OREO	40,571		39,888		148,099		683	(107,528)
Total non-performing assets	$842,770		$878,297		$932,981		$(35,527)	$(90,211)
Accruing loans past due 90 days or more [3]	$446,419		$443,497		$447,990		$2,922	$(1,571)
Ratios excluding covered loans:
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.69%		2.82%		3.25%
Allowance for loan losses to loans held-in-portfolio	2.25		2.38		2.68
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	83.57		84.42		82.43
Ratios including covered loans:
Non-performing assets to total assets	2.36%		2.47%		2.82%
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.63		2.76		2.95
Allowance for loan losses to loans held-in-portfolio	2.34		2.46		2.74
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	88.68		89.27		92.82

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Non-performing loans held-for-sale as of December 31, 2015 consisted of $45 million in commercial loans and $95 thousand in construction loan (September 30, 2015 - $47 million in commercial loans, $10 thousand in construction loan and $224 thousand in mortgage loans; December 31, 2014 - $14.0 million in mortgage loans, $309 thousand in commercial loans and $4.5 million in consumer loans).

[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These balances include $164 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2015 (September 30, 2015 - $159 million; December 31, 2014 - $125 million). Furthermore, the Corporation has approximately $70 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (September 30, 2015 - $71 million; December 31, 2014 - $66 million).

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-15			30-Sep-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$235,895	$3,502	$239,397	$179,399	$10,895	$190,294
Plus:
New non-performing loans	17,771	3,339	21,110	91,393	2,125	93,518
Advances on existing non-performing loans	-	-	-	-	6	6
Less:
Non-performing loans transferred to OREO	(852)	-	(852)	(853)	-	(853)
Non-performing loans charged-off	(44,423)	(232)	(44,655)	(13,999)	(229)	(14,228)
Loans returned to accrual status / loan collections	(9,144)	(2,222)	(11,366)	(20,045)	(1,525)	(21,570)
Loans transferred to held-for-sale	-	(473)	(473)	-	-	-
Non-performing loans sold	(21,345)	-	(21,345)	-	-	-
Other transfers out of non-performing	-	-	-	-	(7,770)	(7,770)
Ending balance NPLs	$177,902	$3,914	$181,816	$235,895	$3,502	$239,397

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-15			30-Sep-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$3,605	$-	$3,605	$4,756	$671	$5,427
Plus:
New non-performing loans	30	1,106	1,136	-	7,745	7,745
Less:
Non-performing loans charged-off	(47)	-	(47)	(91)	-	(91)
Loans returned to accrual status / loan collections	(38)	(1,106)	(1,144)	(1,060)	(8,416)	(9,476)
Ending balance NPLs	$3,550	$-	$3,550	$3,605	$-	$3,605

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-15			30-Sep-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$331,022	$12,388	$343,410	$318,773	$12,048	$330,821
Plus:
New non-performing loans	85,208	7,208	92,416	93,768	5,816	99,584
Less:
Non-performing loans transferred to OREO	(8,860)	(452)	(9,312)	(8,450)	-	(8,450)
Non-performing loans charged-off	(9,142)	(300)	(9,442)	(15,212)	(517)	(15,729)
Loans returned to accrual status / loan collections	(60,295)	(5,306)	(65,601)	(57,857)	(4,959)	(62,816)
Ending balance NPLs	$337,933	$13,538	$351,471	$331,022	$12,388	$343,410

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-15			30-Sep-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$4,059	$4,059	$-	$4,686	$4,686
Plus:
New non-performing loans	-	247	247	-	649	649
Advances on existing non-performing loans	-	9	9	-	89	89
Less:
Non-performing loans charged-off	-	(151)	(151)	-	(721)	(721)
Loans returned to accrual status / loan collections	-	(515)	(515)	-	(644)	(644)
Ending balance NPLs	$-	$3,649	$3,649	$-	$4,059	$4,059

Total non-performing loans held-in-portfolio (excluding consumer and covered loans):
	Quarter ended			Quarter ended
	31-Dec-15			30-Sep-15
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$570,522	$19,949	$590,471	$502,928	$28,300	$531,228
Plus:
New non-performing loans	103,009	11,900	114,909	185,161	16,335	201,496
Advances on existing non-performing loans	-	9	9	-	95	95
Less:
Non-performing loans transferred to OREO	(9,712)	(452)	(10,164)	(9,303)	-	(9,303)
Non-performing loans charged-off	(53,612)	(683)	(54,295)	(29,302)	(1,467)	(30,769)
Loans returned to accrual status / loan collections	(69,477)	(9,149)	(78,626)	(78,962)	(15,544)	(94,506)
Loans transferred to held-for-sale	-	(473)	(473)	-	-	-
Non-performing loans sold	(21,345)	-	(21,345)	-	-	-
Other transfers out of non-performing	-	-	-	-	(7,770)	(7,770)
Ending balance NPLs	$519,385	$21,101	$540,486	$570,522	$19,949	$590,471

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	31-Dec-15					30-Sep-15					31-Dec-14
(Dollars in thousands)	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$536,005		$34,509	$570,514		$512,739		$38,074	$550,813		$521,687		$89,688	$611,375
Provision for loan losses - Continuing operations	57,711		820	58,531		69,568		(2,890)	66,678		51,637		(3,646)	47,991
	593,716		35,329	629,045		582,307		35,184	617,491		573,324		86,042	659,366
Net loans charged-off (recovered):
BPPR
Commercial	42,857		-	42,857		9,172		-	9,172		13,890		3,230	17,120
Construction	2,966		-	2,966		(2,648)		-	(2,648)		(279)		(1,172)	(1,451)
Lease financing	667		-	667		894		-	894		751		-	751
Mortgage	14,255		1,168	15,423		15,524		601	16,125		12,228		2,725	14,953
Consumer	21,266		(15)	21,251		24,303		74	24,377		25,933		(814)	25,119
Total BPPR	82,011		1,153	83,164		47,245		675	47,920		52,523		3,969	56,492

BPNA
Commercial	(525)		-	(525)		(1,959)		-	(1,959)		(900)		-	(900)
Construction	-		-	-		-		-	-		(2)		-	(2)
Legacy [1]	(359)		-	(359)		(603)		-	(603)		(3,877)		-	(3,877)
Mortgage	162		-	162		787		-	787		(93)		-	(93)
Consumer	1,581		-	1,581		832		-	832		2,536		-	2,536
Total BPNA	859		-	859		(943)		-	(943)		(2,336)		-	(2,336)
Total loans charged-off - Popular, Inc.	82,870		1,153	84,023		46,302		675	46,977		50,187		3,969	54,156
Net (write-downs) recoveries [2]	(7,911)		-	(7,911)		-		-	-		(3,418)		-	(3,418)
Balance at end of period	$502,935		$34,176	$537,111		$536,005		$34,509	$570,514		$519,719		$82,073	$601,792

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.48%			1.46%		0.83%			0.82%		1.04%			0.99%
Provision for loan losses to net charge-offs [3]	0.70	x		0.70	x	1.50	x		1.42	x	0.99	x		0.85	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.86%			1.82%		1.07%			1.04%		1.33%			1.22%
Provision for loan losses to net charge-offs [3]	0.68	x		0.68	x	1.46	x		1.37	x	0.99	x		0.86	x

BPNA
Annualized net charge-offs (recoveries) to average loans held-in-portfolio				0.07%					(0.08)%					(0.27)%
Provision for loan losses to net charge-offs				2.42					N.M.					N.M.

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Net write-downs are related to loans sold or reclassified to held-for-sale.

[3] Excluding provision for loan losses and net write-down related to loans sold or reclassified to held-for-sale.
N.M. - Not meaningful.

	Year ended					Year ended
(Dollars in thousands)	31-Dec-15					31-Dec-14
	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$519,719		$82,073	$601,792		$538,463		$102,092	$640,555
Provision for loan losses - Continuing operations	217,458		24,020	241,478		223,999		46,135	270,134
Provision (reversal of provision) for loan losses - Discontinued operations	-		-	-		(6,764)		-	(6,764)
	737,177		106,093	843,270		755,698		148,227	903,925
Net loans charged-off (recovered):
BPPR
Commercial	73,890		31,432	105,322		39,382		32,906	72,288
Construction	(886)		20,386	19,500		(3,509)		27,686	24,177
Lease financing	3,303		-	3,303		3,961		-	3,961
Mortgage	50,991		5,228	56,219		44,000		8,442	52,442
Consumer	83,876		11	83,887		96,655		(2,880)	93,775
Total BPPR	211,174		57,057	268,231		180,489		66,154	246,643

BPNA
Commercial	(3,842)		-	(3,842)		1,105		-	1,105
Construction	-		-	-		(237)		-	(237)
Legacy [1]	(2,760)		-	(2,760)		(9,070)		-	(9,070)
Mortgage	1,279		-	1,279		1,196		-	1,196
Consumer	5,649		-	5,649		12,165		-	12,165
Discontinued operations	-		-	-		(5,545)		-	(5,545)
Total BPNA	326		-	326		(386)		-	(386)
Total loans charged-off (recovered) - Popular, Inc.	211,500		57,057	268,557		180,103		66,154	246,257
Balance transferred from covered to non-covered loans	13,037		(13,037)	-		-		-	-
Net write-downs [3]	(35,779)		(1,823)	(37,602)		(35,674)		-	(35,674)
Net write-downs related to loans transferred to discontinued operations	-		-	-		(20,202)		-	(20,202)
Balance at end of period	$502,935		$34,176	$537,111		$519,719		$82,073	$601,792

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.98%			1.17%		0.90%			1.08%
Provision for loan losses to net charge-offs [2]	1.03	x		0.90	x	1.17	x		1.04	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.24%			1.45%		1.14%			1.33%
Provision for loan losses to net charge-offs [2]	1.03	x		0.90	x	1.38	x		1.20	x

BPNA
Annualized net charge-offs to average loans held-in-portfolio				0.01%					(0.01)%
Provision (reversal) for loan losses to net charge-offs				1.92	x				102.57	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Excluding provision for loan losses and net write-down related to loans sold or reclassified to held-for-sale during the years ended December 31, 2015 and December 31, 2014.

[3] Net write-downs for the years ended December 31, 2015 and 2014 are related to loans sold or reclassified to held-for-sale.

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

31-Dec-15
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$49,243	$264	$-	$44,029	$573	$23,963	$118,072
Impaired loans	[1]	$337,133	$2,481	$-	$471,932	$2,404	$111,836	$925,786
Specific ALLL to impaired loans	[1]	14.61%	10.64%	-%	9.33%	23.84%	21.43%	12.75%
General ALLL		$147,590	$8,605	$2,687	$89,283	$10,420	$126,278	$384,863
Loans held-in-portfolio, excluding impaired loans	[1]	$9,762,030	$678,625	$64,436	$6,564,149	$625,246	$3,725,843	$21,420,329
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.51%	1.27%	4.17%	1.36%	1.67%	3.39%	1.80%
Total ALLL		$196,833	$8,869	$2,687	$133,312	$10,993	$150,241	$502,935
Total non-covered loans held-in-portfolio	[1]	$10,099,163	$681,106	$64,436	$7,036,081	$627,650	$3,837,679	$22,346,115
ALLL to loans held-in-portfolio	[1]	1.95%	1.30%	4.17%	1.89%	1.75%	3.91%	2.25%

[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.

[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of December 31, 2015 the general allowance on the covered loans amounted to $34.2 million.

[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

30-Sep-15
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$83,615	$358	$-	$47,545	$634	$24,696	$156,848
Impaired loans	[1]	$391,066	$2,536	$1,188	$462,806	$2,645	$113,865	$974,106
Specific ALLL to impaired loans	[1]	21.38%	14.12%	-%	10.27%	23.97%	21.69%	16.10%
General ALLL		$146,846	$14,393	$2,805	$86,955	$8,457	$119,701	$379,157
Loans held-in-portfolio, excluding impaired loans	[1]	$9,739,358	$689,956	$66,786	$6,702,673	$604,282	$3,720,905	$21,523,960
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.51%	2.09%	4.20%	1.30%	1.40%	3.22%	1.76%
Total ALLL		$230,461	$14,751	$2,805	$134,500	$9,091	$144,397	$536,005
Total non-covered loans held-in-portfolio	[1]	$10,130,424	$692,492	$67,974	$7,165,479	$606,927	$3,834,770	$22,498,066
ALLL to loans held-in-portfolio	[1]	2.27%	2.13%	4.13%	1.88%	1.50%	3.77%	2.38%

[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2015 the general allowance on the covered loans amounted to $34.5 million.
[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

Variance
(Dollars in thousands)		Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL		$(34,372)	$(94)	$-	$(3,516)	$(61)	$(733)	$(38,776)
Impaired loans		$(53,933)	$(55)	$(1,188)	$9,126	$(241)	$(2,029)	$(48,320)
General ALLL		$744	$(5,788)	$(118)	$2,328	$1,963	$6,577	$5,706
Loans held-in-portfolio, excluding impaired loans		$22,672	$(11,331)	$(2,350)	$(138,524)	$20,964	$4,938	$(103,631)
Total ALLL		$(33,628)	$(5,882)	$(118)	$(1,188)	$1,902	$5,844	$(33,070)
Total non-covered loans held-in-portfolio		$(31,261)	$(11,386)	$(3,538)	$(129,398)	$20,723	$2,909	$(151,951)

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

31-Dec-15
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$49,243	$264	$42,965	$573	$23,478	$116,523
General ALLL non-covered loans	137,682	4,693	85,362	10,420	115,243	353,400
ALLL - non-covered loans	186,925	4,957	128,327	10,993	138,721	469,923
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	33,967	-	209	34,176
ALLL - covered loans	-	-	33,967	-	209	34,176
Total ALLL	$186,925	$4,957	$162,294	$10,993	$138,930	$504,099
Loans held-in-portfolio:
Impaired non-covered loans	$337,133	$2,481	$465,117	$2,404	$109,660	$916,795
Non-covered loans held-in-portfolio, excluding impaired loans	7,031,086	98,467	5,662,374	625,246	3,236,642	16,653,815
Non-covered loans held-in-portfolio	7,368,219	100,948	6,127,491	627,650	3,346,302	17,570,610
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	627,102	-	19,013	646,115
Covered loans held-in-portfolio	-	-	627,102	-	19,013	646,115
Total loans held-in-portfolio	$7,368,219	$100,948	$6,754,593	$627,650	$3,365,315	$18,216,725

30-Sep-15
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$83,615	$358	$46,956	$634	$24,221	$155,784
General ALLL non-covered loans	137,352	11,223	83,109	8,457	108,285	348,426
ALLL - non-covered loans	220,967	11,581	130,065	9,091	132,506	504,210
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	34,334	-	175	34,509
ALLL - covered loans	-	-	34,334	-	175	34,509
Total ALLL	$220,967	$11,581	$164,399	$9,091	$132,681	$538,719
Loans held-in-portfolio:
Impaired non-covered loans	$391,066	$2,536	$457,631	$2,645	$111,683	$965,561
Non-covered loans held-in-portfolio, excluding impaired loans	7,130,678	106,142	5,762,764	604,282	3,249,213	16,853,079
Non-covered loans held-in-portfolio	7,521,744	108,678	6,220,395	606,927	3,360,896	17,818,640
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	645,663	-	19,765	665,428
Covered loans held-in-portfolio	-	-	645,663	-	19,765	665,428
Total loans held-in-portfolio	$7,521,744	$108,678	$6,866,058	$606,927	$3,380,661	$18,484,068

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$(34,372)	$(94)	$(3,991)	$(61)	$(743)	$(39,261)
General ALLL non-covered loans	330	(6,530)	2,253	1,963	6,958	4,974
ALLL - non-covered loans	(34,042)	(6,624)	(1,738)	1,902	6,215	(34,287)
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	(367)	-	34	(333)
ALLL - covered loans	-	-	(367)	-	34	(333)
Total ALLL	$(34,042)	$(6,624)	$(2,105)	$1,902	$6,249	$(34,620)
Loans held-in-portfolio:
Impaired non-covered loans	$(53,933)	$(55)	$7,486	$(241)	$(2,023)	$(48,766)
Non-covered loans held-in-portfolio, excluding impaired loans	(99,592)	(7,675)	(100,390)	20,964	(12,571)	(199,264)
Non-covered loans held-in-portfolio	(153,525)	(7,730)	(92,904)	20,723	(14,594)	(248,030)
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	(18,561)	-	(752)	(19,313)
Covered loans held-in-portfolio	-	-	(18,561)	-	(752)	(19,313)
Total loans held-in-portfolio	$(153,525)	$(7,730)	$(111,465)	$20,723	$(15,346)	$(267,343)

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

31-Dec-15
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$1,064	$485	$1,549
General ALLL	9,908	3,912	2,687	3,921	11,035	31,463
Total ALLL	$9,908	$3,912	$2,687	$4,985	$11,520	$33,012
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$6,815	$2,176	$8,991
Loans held-in-portfolio, excluding impaired loans	2,730,944	580,158	64,436	901,775	489,201	4,766,514
Total loans held-in-portfolio	$2,730,944	$580,158	$64,436	$908,590	$491,377	$4,775,505

30-Sep-15
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$589	$475	$1,064
General ALLL	9,494	3,170	2,805	3,846	11,416	30,731
Total ALLL	$9,494	$3,170	$2,805	$4,435	$11,891	$31,795
Loans held-in-portfolio:
Impaired loans	$-	$-	$1,188	$5,175	$2,182	$8,545
Loans held-in-portfolio, excluding impaired loans	2,608,680	583,814	66,786	939,909	471,692	4,670,881
Total loans held-in-portfolio	$2,608,680	$583,814	$67,974	$945,084	$473,874	$4,679,426

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$475	$10	$485
General ALLL	414	742	(118)	75	(381)	732
Total ALLL	$414	$742	$(118)	$550	$(371)	$1,217
Loans held-in-portfolio:
Impaired loans	$-	$-	$(1,188)	$1,640	$(6)	$446
Loans held-in-portfolio, excluding impaired loans	122,264	(3,656)	(2,350)	(38,134)	17,509	95,633
Total loans held-in-portfolio	$122,264	$(3,656)	$(3,538)	$(36,494)	$17,503	$96,079

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	31-Dec-15	30-Sep-15	31-Dec-14
Total stockholders’ equity	$5,105,324	$5,049,636	$4,267,382
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(626,388)	(504,925)	(465,676)
Less: Other intangibles	(58,109)	(71,393)	(37,595)
Total tangible common equity	$4,370,667	$4,423,158	$3,713,951
Total assets	$35,769,534	$35,530,794	$33,096,695
Less: Goodwill	(626,388)	(504,925)	(465,676)
Less: Other intangibles	(58,109)	(71,393)	(37,595)
Total tangible assets	$35,085,037	$34,954,476	$32,593,424
Tangible common equity to tangible assets	12.46%	12.65%	11.39%
Common shares outstanding at end of period	103,618,976	103,556,285	103,476,847
Tangible book value per common share	$42.18	$42.71	$35.89

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table O - Financial Information - Westernbank Loans
(Unaudited)

Revenues
	Quarters ended
(In thousands)	31-Dec-15	30-Sep-15	Variance
Interest income on WB loans	$47,870	$47,982	$(112)
FDIC loss-share (expense) income:
Amortization of indemnification asset	(3,926)	(3,931)	5
80% mirror accounting on credit impairment losses (reversal) [1]	(52)	(183)	131
80% mirror accounting on reimbursable expenses	2,654	6,276	(3,622)
80% mirror accounting on recoveries on covered assets, including rental income on OREOs, subject to reimbursement to the FDIC	(6,014)	-	(6,014)
Change in true-up payment obligation	2,782	(1,058)	3,840
Other	197	103	94
Total FDIC loss-share (expense) income	(4,359)	1,207	(5,566)
Total revenues	43,511	49,189	(5,678)
Provision for loan losses	7,817	20,206	(12,389)
Total revenues less provision for loan losses	$35,694	$28,983	$6,711
[1]	Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss-sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended [2]
(In thousands)	[1] 31-Dec-15	30-Sep-15	Variance
Professional fees	$6,315	$4,606	$1,709
OREO expenses	1,911	2,033	(122)
Other operating expenses	2,603	3,842	(1,239)
Total operating expenses	$10,829	$10,481	$348
[1]	Includes expenses related to loans subject to the FDIC loss-sharing agreement and loans not subject to the FDIC loss-sharing agreement.

[2]	Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	31-Dec-15	30-Sep-15	Variance
Loans	$2,156	$2,221	$(65)
FDIC loss-share asset	303	330	(27)

Activity in the carrying amount and accretable yield of loans accounted for under ASC 310-30

	Quarters ended
	31-Dec-15		30-Sep-15
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,145,449	$2,076,012	$1,245,924	$2,137,078
Accretion	(46,582)	46,582	(46,693)	46,693
Changes in expected cash flows	13,591	-	(53,782)	-
Collections / charge-offs	-	(148,093)	-	(107,759)
Ending balance	1,112,458	1,974,501	1,145,449	2,076,012
Allowance for loan losses - ASC 310-30 loans	-	(63,563)	-	(64,583)
Ending balance, net of allowance for loan losses	$1,112,458	$1,910,938	$1,145,449	$2,011,429

The carrying amount of loans acquired from Westernbank and accounted for under ASC 310-30 which remain subject to the loss-sharing agreement with the FDIC amounted to approximately $636 million as of December 31, 2015.

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		31-Dec-15		30-Sep-15
Balance at beginning of period		$311,946		$392,947
Amortization		(3,926)		(3,931)
Credit impairment losses (reversal) to be covered under loss-sharing agreements		(52)		(183)
Reimbursable expenses to be covered under loss-sharing agreements		2,654		6,276
Net payments from FDIC under loss-sharing agreements		(2,560)		(80,993)
Other adjustments attributable to FDIC loss-sharing agreements		2,159		(2,170)
Balance at end of period		$310,221		$311,946

Activity in the remaining FDIC loss-share asset amortization

		Quarters ended
(In thousands)		31-Dec-15		30-Sep-15
Balance at beginning of period		$27,367		$28,493
Amortization		(3,926)		(3,931)
Impact of lower projected losses		2,659		2,805
Balance at end of period		$26,100		$27,367

POPULAR, INC.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table P - Restructuring Charges
(Unaudited)

Restructuring Charges
	Quarters ended
(In thousands)	31-Dec-15	30-Sep-15	Variance

Personnel costs	$209	$496	$(287)
Net occupancy expenses	222	208	14
Equipment expenses	8	15	(7)
Professional fees	349	(406)	755
Other operating expenses	216	168	48
Total restructuring costs	$1,004	$481	$523

Popular, Inc.
Financial Supplement to Fourth Quarter 2015 Earnings Release
Table Q - Adjusted Consolidated Statement of Operations for the Years Ended December 31, 2015 and 2014 (Non-GAAP)
(Unaudited)

	Year ended
	31-Dec-15
(In thousands)	Actual Results (U.S. GAAP)	BPNA Reorganization [2]	Doral Transaction [3]	OTTI [4]	Reversal of DTA – U.S. Operations [5]	Loss on Bulk Sale of Covered OREOs [6]	Adjustment to FDIC Indemnification Assets [7]	MSRs Acquired [8]	Impairment of Loans Under Proposed Portfolio Sale [9]	Bulk Sale [10]	Adjusted Results (Non-GAAP)
Net interest income	$1,408,983	$-	$-	$-	$-	$-	$-	$-	$-	$-	$1,408,983
Provision for loan losses – non-covered loans	217,458	-	-	-	-	-	-	-	15,190	5,852	196,416
Provision for loan losses – covered loans [1]	24,020	-	-	-	-	-	-	-	-	-	24,020
Net interest income after provision for loan losses	1,167,505	-	-	-	-	-	-	-	(15,190)	(5,852)	1,188,547
Mortgage banking activities	81,802	-	844	-	-	-	-	4,378	-	-	76,580
Other-than-temporary impairment losses on investment securities	(14,445)	-	-	(14,445)	-	-	-	-	-	-	-
FDIC loss-share (expense) income	20,062	-	-	-	-	17,566	(10,887)	-	-	-	13,383
Other non-interest income	432,122	-	2,072	-	-	-	-		-	-	430,050
Total non-interest income	519,541	-	2,916	(14,445)	-	17,566	(10,887)	4,378	-	-	520,013
Personnel costs	477,519	-	7,103	-	-	-	-	-	-	-	470,416
Net occupancy expenses	86,888	-	4,103	-	-	-	-	-	-	-	82,785
Equipment expenses	60,110	-	725	-	-	-	-	-	-	-	59,385
Professional fees	308,985	-	15,481	-	-	-	-	-	-	-	293,504
Communications	25,146	-	70	-	-	-	-	-	-	-	25,076
Business promotion	52,076	-	501	-	-	-	-	-	-	-	51,575
Other real estate owned (OREO) expenses	85,568	-	-	-	-	21,957	-	-	-	-	63,611
Amortization of intangibles	11,019	-	-	-	-	-	-	-	-	-	11,019
Restructuring costs	18,412	18,412	-	-	-	-	-	-	-	-	-
Other operating expenses	162,498	-	509	-	-	-	-	-	-	-	161,989
Total operating expenses	1,288,221	18,412	28,492	-	-	21,957	-	-	-	-	1,219,360
Income (loss) from continuing operations before income tax	398,825	(18,412)	(25,576)	(14,445)	-	(4,391)	(10,887)	4,378	(15,190)	(5,852)	489,200
Income tax (benefit) expense	(495,172)	-	(7,690)	(2,486)	(589,030)	(1,712)	(2,177)	1,707	(5,924)	(2,282)	114,422
Income (loss) from continuing operations	$893,997	$(18,412)	$(17,886)	$(11,959)	$589,030	$(2,679)	$(8,710)	$2,671	$(9,266)	$(3,570)	$374,778
Income from discontinued operations, net of tax	$1,347	$1,347	$-	$-	$-	$-	$-	$-	$-	$-	-
Net income (loss)	$895,344	$(17,065)	$(17,886)	$(11,959)	$589,030	$(2,679)	$(8,710)	$2,671	$(9,266)	$(3,570)	$374,778
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

[2] Represents restructuring charges associated with the reorganization of BPNA.

[3] Includes approximately $0.8 million of fees charged for loan servicing cost to the FDIC, $2.1 million of fees charged for services provided to the alliance co-bidders, personnel costs related to former Doral Bank employees retained on a temporary basis and incentive compensation for an aggregate of $7.1 million, building rent expense of Doral Bank’s administrative offices for $4.1 million, professional fees and business promotion expenses directly associated with the Doral Bank Transaction and systems conversion for $16.0 million and other expenses, including equipment, business promotions and communications, of $1.3 million.

[4] Represents an other than temporary impairment (“OTTI”) recorded on Puerto Rico government investment securities available-for-sale. These securities had an amortized cost of approximately $41.1 million and a market value of $26.6 million. Based on the fiscal and economic situation in Puerto Rico, together with the government’s announcements regarding its ability to pay its debt, the Corporation determined that the unrealized loss, a portion of which had been in an unrealized loss for a period exceeding twelve months, was other than temporary.

[5] Represents the partial reversal of the valuation allowance of a portion of the deferred tax asset amounting to approximately $1.2 billion, at the U.S. operations.

[6] Represents the loss on a bulk sale of covered OREOs completed in the second quarter and the related mirror accounting of the 80% reimbursable from the FDIC.

[7] The quarter’s negative amortization of the FDIC’s Indemnification Asset included a $10.9 million expense related to losses incurred by the corporation that were not claimed to the FDIC before the expiration of the loss-share portion of the agreement on June 30, 2015, and that are not subject to the ongoing arbitrations.

[8] Represents the fair value of mortgage servicing rights acquired for a portfolio previously serviced by Doral Bank, for which the Corporation acted as a backup servicer, under a pre-existing contract.

[9] Represents impairment based on the estimated fair value of loans acquired from Westernbank, that the Corporation has the intent to sell and are subject to the ongoing arbitration with the FDIC.

[10] Represents the impact of a bulk sale of loans at the BPPR segment, which had a book value of approximately $34.4 million.

Year ended
31-Dec-14
(In thousands)	Actual Results (U.S. GAAP)	TARP repayment discount amortization and Income Tax adjustments [2]	BPNA Reorganization [3]	Income Tax Adjustments [4]	Indemnification Asset Adjustment [5]	Other Adjustments [6]	Adjusted Results (Non-GAAP)
Net interest income	$945,072	$(414,068)	$(39,254)	$-	$-	$-	$1,398,394
Provision for loan losses – non-covered loans	223,999	-	12,828	-	-	-	211,171
Provision for loan losses – covered loans [1]	46,135	-	-	-	-	-	46,135
Net interest income after provision for loan losses	674,938	(414,068)	(52,082)	-	-	-	1,141,088
Mortgage banking activities	30,615	-	-	-	-	-	30,615
Net gain on sale of loans, including valuation adjustments on loans held-for-sale	40,591	-	1,684	-	-	-	38,907
FDIC loss-share income (expense)	(103,024)	-	-	-	12,492	-	(115,516)
Other non-interest income	418,333	-	-	-	-	-	418,333
Total non-interest income	386,515	-	1,684	-	12,492	-	372,339
Personnel costs	418,679	-	-	-	-	2,974	415,705
Net occupancy expenses	86,707	-	-	-	-	1,895	84,812
Equipment expenses	48,917	-	-	-	-	-	48,917
Loss on early extinguishment of debt	532	-	532	-	-	-	-
Professional fees	282,055	-	-	-	-	-	282,055
Communications	25,684	-	-	-	-	-	25,684
Business promotion	54,016	-	-	-	-	-	54,016
Other real estate owned (OREO) expenses	49,611	-	-	-	-	-	49,611
Restructuring costs	26,725	-	26,725	-	-	-	-
Other operating expenses	200,758	-	-	-	-	-	200,758
Total operating expenses	1,193,684	-	27,257	-	-	4,869	1,161,558
(Loss) income from continuing operations before income tax	(132,231)	(414,068)	(77,655)	-	12,492	(4,869)	351,869
Income tax expense	58,279	(15,393)	-	20,048	2,498	-	51,126
(Loss) income from continuing operations	$(190,510)	$(398,675)	$(77,655)	$(20,048)	$9,994	$(4,869)	$300,743
(Loss) income from discontinued operations, net of tax	$(122,980)	$-	$(122,980)	$-	$-	$-	$-
Net (loss) income	$(313,490)	$(398,675)	$(200,635)	$(20,048)	$9,994	$(4,869)	$300,743

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

[2] Income tax adjustments include a benefit of approximately $23.4 million related to a Closing Agreement with the PR Department of Treasury, completed during the second quarter of 2014 and the negative impact of the deferred tax asset valuation allowance of approximately $8.0 million recorded at the Holding Company, due to the difference in the tax treatment of the interest expense related to the TARP funds and the newly issued $450 million senior notes.

[3] Includes the aggregated impact of $39.8 million refinancing fees of structured repos, net loss of $11.1 million in bulk loan sales and $26.7 million in restructuring incurred in connection with the reorganization of PCB.

[4] On July 1, 2014, the Government of Puerto Rico approved an amendment to the Internal Revenue Code, which , among other things, changed the income tax rate for capital gains for 15% to 20%. As a result, the Corporation recognized an income tax expense of $20.0 million, mainly related to the deferred tax liability associated with the portfolio acquired from Westernbank.

[5] The FDIC indemnity asset amortization included a positive adjustment of $12.5 million to reverse the impact of accelerated amortization expense recorded in prior periods.

[6] Represents the impact of the compensation package granted upon separation of an officer of the Corporation equal to approximately $3.0 million and represents the net loss on the early cancellation of a lease at BPNA $1.9 million.

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
BScheiner@BPOP.com
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications